Exhibit 4.2

Rights Certificate Number		CUSIP Number

Maximum Shares Available Subscription Privilege	Rights	Record Date

PRICESMART, INC.

RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF COMMON STOCK FOR HOLDERS OF RECORD OF COMMON STOCK ON NOVEMBER 24, 2004

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON             ,                  , 2004, TO EXERCISE A RIGHT AT A SUBSCRIPTION PRICE OF $7 (THE “$7 EXPIRATION TIME”), AND EXERCISABLE AFTER SUCH DATE AND TIME AND ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON             ,                  , 2004, TO EXERCISE A RIGHT AT A SUBSCRIPTION PRICE OF $8, UNLESS EXTENDED BY THE COMPANY (THE “$8 EXPIRATION TIME”).

PriceSmart, Inc., a Delaware corporation (the “Company”), is conducting a rights offering (the “Rights Offering”), which entitles the holders of common stock, par value $.0001 per share (“Common Stock”), of the Company to receive one transferable subscription right for each share of Common Stock held by them at the close of business on November 24, 2004 (the “Record Date”).

As the registered owner of this Rights Certificate, you are entitled to the number of transferable subscription rights (“Rights”) shown above. Each whole Right entitles the holder thereof to subscribe for and purchase 1.5 shares of Common Stock (the “Subscription Privilege”) at a subscription price of $7 per share on or before the $7 Expiration Time, or at a subscription price of $8 per share after the $7 Expiration Time and on or before the $8 Expiration Time (in either case, the “Subscription Price”), pursuant to the Rights Offering.

Certificates representing shares of Common Stock purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable following receipt of a properly completed and signed rights certificate together with payment of the Subscription Price for each share of Common Stock subscribed for. No fractional shares or cash in lieu thereof will be issued or paid. Instead, the number of shares each rights holder is entitled to acquire will be rounded upward to the nearest whole share. Set forth above are the number of Rights evidenced by this Rights Certificate that you are entitled to exercise and the maximum number of shares of the Common Stock you are entitled to subscribe for and purchase pursuant to your Subscription Privilege.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, MELLON INVESTOR SERVICES LLC, AT (888) 684-7182.

THIS RIGHTS CERTIFICATE IS TRANSFERABLE, AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING FULL RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT. RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE, ASSIGN, TRANSFER OR SELL ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE, ASSIGN, TRANSFER OR SELL THE REMAINING RIGHTS EVIDENCED THEREBY.

SUBSCRIPTION FOR SHARES: To subscribe for shares of Common Stock pursuant to your Subscription Privilege, please complete lines “A” and “B” and Section 1.

(Complete appropriate lines and sections on reverse side of this Rights Certificate.)

If you want the Subscription Agent to attempt to sell your unexercised Rights, check box “C” below and complete Section 1. If you want a new Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “D” below, and indicate the address to which the shares of Common Stock should be delivered in Section 1. If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “E” below and complete Section 2.

PAYMENT FOR SHARES: Full payment for shares of Common Stock subscribed for pursuant to the Subscription Privilege payable by certified check, bank draft or money order to Mellon Investor Services LLC must accompany this Rights Certificate or a notice of guaranteed delivery. Please reference your Rights Certificate Number on your certified check, bank draft or money order.

If the aggregate Subscription Price paid by you is insufficient to purchase the number of shares of Common Stock that you subscribed for, or if you do not specify the number of shares of Common Stock to be purchased, then you will be deemed to have exercised your Subscription Privilege to the fullest extent of the payment rendered. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares of Common Stock for which you subscribed, then you will be deemed to have exercised your Subscription Privilege to the extent of your election and the excess will be refunded to you as soon as practicable.

RETURN TO: PRICESMART, INC. C/O MELLON INVESTOR SERVICES LLC

By Mail:	By Overnight Courier:	By Hand:

PriceSmart, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	PriceSmart, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. 85 Challenger Road, 2nd Floor Overpeck Centre Ridgefield Park, NJ 07660	PriceSmart, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. 120 Broadway, 13th Floor New York, New York 10271

PLEASE FILL IN ALL APPLICABLE INFORMATION

A.	Subscription Privilege		X		=	$	B.	Amount Enclosed: $
		(No. of Shares) (1)		(Subscription Price)

C.	Sell any unexercised Rights ☐	D.	Deliver a certificate representing unexercised Rights to the address in Section 1 ☐	E.	Transfer Rights to the Transferee designated in Section 2 ☐

(1)	May not exceed maximum shares of Common Stock available pursuant to the Subscription Privilege.

SECTION 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A above upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

TO SELL: If I have checked the box on line C, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature of Subscriber(s)

Address for delivery of shares or certificates representing unexercised Rights

(if permanent change of address, check here ☐)

Please give your telephone number:	___________________________________________________

Please give your email address:	___________________________________________________

IMPORTANT: Signature medallion guarantee by (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union, is required if this Rights Certificate is not registered in your name or you are not an eligible institution:

Officer signing this Guarantee:
(name)

Name of Guarantor:
(name of bank or firm)

SECTION 2: TO TRANSFER RIGHTS (pursuant to line E above): For value received,                  of the Rights represented by this Subscription Certificate are transferred to:

(Print full name of Transferee)

(Print full Address)

IMPORTANT: The signature of the assignee must be medallion guaranteed by: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Officer signing this Guarantee:
(name)

Name of Guarantor:
(name of bank or firm)